Exhibit 5.1

Lenz & Staehelin

Brandschenkestrasse 24

CH-8027 Zurich

Tel: +41 58 450 80 00

Fax: +41 58 450 80 01

Route de Chêne 30

CH-1211 Geneva 6

Tel: +41 58 450 70 00

Fax: +41 58 450 70 01

Avenue de Rhodanie 58

CH-1007 Lausanne

Tel: +41 58 450 70 00

On Holding AG Pfingstweidstrasse 106 8005 Zurich Switzerland	Fax: +41 58 450 70 01 www.lenzstaehelin.com

Zurich, August 23, 2021

On Holding AG – Registration Statement on Form F-1

Ladies and Gentlemen

We have acted as special Swiss counsel to On Holding AG, a stock corporation incorporated under the laws of Switzerland (the “Company”) in connection with the filing of a registration statement on Form F-1, including the prospectus set forth therein (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) the offer and sale of newly issued Class A ordinary shares of the Company, each with a par value of CHF 0.10 (the “Class A Ordinary Shares”), including any Class A ordinary shares with a par value of CHF 0.10 each to be issued and sold, if and to the extent such option is exercised, to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters. As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or any other matter.

Partners Zurich: Patrick Hünerwadel · Stefan Breitenstein · Matthias Oertle · Martin Burkhardt · Heini Rüdisühli · Marcel Meinhardt ·

Patrick Schleiffer · Thierry Calame · Beat Kühni · Lukas Morscher · Tanja Luginbühl · Prof. Jürg Simon · Matthias Wolf · Hans-Jakob Diem ·

Prof. Pascal Hinny · Harold Frey · Marcel Tranchet · Tino Gaberthüel · Astrid Waser · Stephan Erni · Dominique Müller · Alexander Greter · Peter Ling

Geneva: Shelby R. du Pasquier · Guy Vermeil · Mark Barmes* · François Rayroux · Jean-Blaise Eckert · Daniel Tunik · Olivier Stahler ·

Andreas Rötheli · Xavier Favre-Bulle · Benoît Merkt · David Ledermann · Jacques Iffland · Daniel Schafer · Miguel Oural · Fedor Poskriakov ·

Frédéric Neukomm · Cécile Berger Meyer · Rayan Houdrouge · Floran Ponce · Valérie Menoud · Hikmat Maleh

Lausanne: Lucien Masmejan

Admitted to the Bar	* Solicitor (England & Wales)

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the “Documents”):

(i)	An electronic copy of the Registration Statement;

(ii)

an electronic copy of an extract from the Commercial Register of the Canton of Zurich (the “Commercial Register”) dated August 23, 2021 regarding the Company, retrieved online, together with an electronic copy of a certified extract of the journal entry from the Commercial Register dated August 19, 2021 relating to the Company (collectively, the “Register Extract”);

(iii)

an electronic copy of the articles of association (Statuten) of the Company dated August 19, 2021, shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the “Articles of Association”); and

(iv)

an electronic copy of the public deed regarding the resolutions of an extraordinary meeting of the shareholders of the Company held on August 19, 2021 with respect to, among other things, an authorization granted to the board of directors of the Company to increase the share capital of the Company by an amount of up to CHF 4,375,000 through the issuance of up to 43,750,000 Class A ordinary shares with a par value of CHF 0.10 each, and to withdraw or limit the pre-emptive rights of the Company’s shareholders in connection with an initial public offering and listing of such Class A ordinary shares of the Company, or for purposes of granting an over-allotment option in connection with such initial public offering and listing (the “Shareholder Resolutions”).

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

2.	Assumptions

In rendering the opinion below, we have assumed:

(i)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(ii)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(iii)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(iv)

each party to the Documents (other than the Company) is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all Class A Ordinary Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Class A Ordinary Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Class A Ordinary Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

(v)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(vi)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(vii)

the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof, and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(viii)	the Shareholder Resolutions (i) have been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, (ii) have not been amended and (iii) are in full force and effect;

(ix)	prior to the issuance of any Class A Ordinary Shares, the board of directors of the Company will have duly authorized the issuance and sale of such Class A Ordinary

Shares, and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of offering and selling the Class A Ordinary Shares as contemplated in the Registration Statement, and such authorization will not have been amended and will be in full force and effect until the issuance of all Class A Ordinary Shares, and the maximum amount of Class A Ordinary Shares to be authorized by the board of directors of the Company for issuance for purposes of offering and selling as contemplated in the Registration Statement will not exceed 43,750,000 Class A ordinary shares of the Company with a par value of CHF 0.10 each; and

(x)

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

3.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Class A Ordinary Shares, when issued and paid for pursuant to the Articles of Association and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register, and entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their par value and non-assessable.

4.	Qualifications

The above opinion is subject to the following qualifications:

(i)	We express no opinion on the matters covered herein with respect to any laws other than the laws of Switzerland in effect on the date hereof.

(ii)

In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

(iii)

The exercise of voting rights and rights related thereto with respect to any Class A Ordinary Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(iv)

We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Class A Ordinary Shares.

(v)

Notwithstanding or irrespective of registration of the capital increase with respect to the Class A Ordinary Shares with the Commercial Register, the Shareholder Resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that a challenge of the Shareholder Resolution by a dissenting shareholder of the Company after registration of the Class A Ordinary Shares with the Commercial Register, even if successful, would not in itself void such Class A Ordinary Shares.

(vi)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof, and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the captions “Legal Matters” and “Enforcement of Judgements” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Yours sincerely,

Lenz & Staehelin

/s/ Patrick Schleiffer

Patrick Schleiffer